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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 4 to Registration Statement No. 333-29261 of Hanover Capital Mortgage Holdings, Inc. on Form S-11 of our report on the consolidated financial statements of Hanover Capital Partners Ltd. and Subsidiaries dated June 11, 1997 and our report on the balance sheet of Hanover Capital Mortgage Holdings, Inc. (In Organization) dated August 8, 1997, appearing in the Prospectus, which is part of this Registration Statement.


     We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Parsippany, New Jersey

September 15, 1997